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                                                                    EXHIBIT 10.4

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 1st day of November, 2001, is entered into by The Medicines Company, a Delaware corporation with its principal place of business at One Cambridge Center, Cambridge, Massachusetts 02142 (the "Company"), and David Stack, residing at One Robin Drive, Oak Ridge, New Jersey 07438 (the "Employee").

        WHEREAS, the Company and the Employee are parties to an Employment Agreement dated April 1, 2000 (the "April 2000 Employment Agreement"), which was amended by an Amendment to Employment Agreement dated July 10, 2001 ("Amendment No. 1", with the April 2000 Employment Agreement, as amended by Amendment No. 1, being referred to as the "Former Employment Agreement");

         WHEREAS, on September 24, 2001, the Board of Directors of the Company elected the Employee as President and Chief Executive Officer and a Director of the Company; and

         WHEREAS, the Company and the Employee wish to amend and restate the Former Employment Agreement to, among other things, reflect the Employee's new positions with the Company;

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on November 1, 2001 (the "Commencement Date") and ending on November 1, 2002 (such period, as it may be renewed as provided in the following sentence, the "Employment Period"), unless sooner terminated in accordance with the provisions

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of Section 4. The Employment Period shall automatically be renewed for successive one (1) year periods unless either the Employee or the Company provide written notice of non-renewal to the other party at least ninety (90) days prior to the expiration of the then current term.

        2. Title; Capacity. The Employee shall serve as President and Chief Executive Officer or in such other position or positions as the Company or its Board of Directors (the "Board") may determine from time to time. The Employee shall be based at the Company's principal offices in New Jersey, unless otherwise agreed by the parties. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by Clive Meanwell (or if Dr. Meanwell shall have ceased to serve as Chairman of the Company, the Board or such officer of the Company as may be designated by the Board.)

        The Employee hereby accepts such employment on a full-time basis and agrees to undertake the duties and responsibilities inherent in such position and/or such other duties and responsibilities as Dr. Meanwell (or the Board or its designee) shall from time to time reasonably assign to him. The Company acknowledges and agrees that during the Employment Period, the Employee may continue to serve on the board of directors of the companies listed on Exhibit A attached hereto (as amended from time to time upon the written agreement of the Company and the Employee, the "Permitted Boards"). The Company also acknowledges and agrees that the Employee may devote a portion of his business time to the winding down and termination of operations of Stack Pharmaceuticals, Inc. ("SPI"), provided that the Employee is working in good faith to wind down and terminate the operations of SPI as promptly as possible, consistent with good business judgment and SPI's obligations under contracts to which SPI is currently a party. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company except as provided in these agreements. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

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        3.     Compensation and Benefits.

               3.1 Salary. The Company shall pay the Employee, in semi-monthly installments, an annual base salary of $265,000 for the one-year period commencing on the Commencement Date. Such salary shall be subject to adjustment thereafter as determined by the Board, but shall not be reduced below the amount set forth above without the Employee's consent.

               3.2 Bonus. The Employee shall be eligible to receive a bonus of up to 40% of his base salary upon the achievement of annual objectives to be approved by the Chairman of the Company after discussion with the Employee. The Board shall review the Employee's performance and determine the amount of the bonus, if any, to be paid to the Employee.

               3.3 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.

               3.4 Fringe Benefits. The Employee shall be entitled to participate in all other bonus and stock incentive programs that the Company establishes and makes available to its other employees at the same level as the Employee to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to four weeks paid vacation per year, to be taken at such times as may be approved by Dr. Meanwell (or the Board or its designee).

         4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

               4.1 Expiration of Employment Period. Expiration of the Employment Period in accordance with Section 1.


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            4.2 Termination for Cause. At the election of the Company, immediately upon written notice by the Company to the Employee, for "cause" as determined by the Board. For purposes of this Section 4.2, "cause" for termination shall be deemed to exist only if any of the following shall have occurred:

                (a) the Employee's conviction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved (other than unintentional motor vehicle felonies);

                (b) any act of theft, fraud, misappropriation of funds or embezzlement by the Employee, in connection with his work with the Company, or any other act or acts of dishonesty on the part of the Employee resulting or intended to result directly or indirectly in personal gain or enrichment of the Employee at the expense of the Company;

                (c) the Employee's failure to perform in all material respects the services required to be performed pursuant to Section 2 of this Agreement, provided that if such failure is capable of being corrected, such failure continues uncorrected for a period of thirty (30) days after the Employee shall have received written notice from the Company stating with reasonably specificity the nature of such failure;

                (d) the Employee's breach of Sections 6 or 7 of this Agreement;

                (e) the Employee's excessive use of alcohol and/or drugs which is judged by the Board to materially interfere with the performance of his duties;

                (f) any misconduct by the Employee which in the reasonable judgment of the Board would jeopardize the success of the Company; or

                (g) the Employee's breach of the Invention and Non-Disclosure Agreement dated as of July 10, 2001 between the Company and the Employee (the "Invention Agreement").


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                4.3 Death or Disability. Thirty (30) days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of ninety (90) days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

                4.4 Voluntary Termination. At the election of either party, upon written notice of termination given at least ninety (90) days prior to the effective date of termination.

                4.5 Voluntary Termination for "Good Reason." At the election of the Employee, upon at least 30 days prior written notice to the Company, for "Good Reason," which shall be deemed to exist only if:

                    (i) if the Company fails to comply in any material respect with the provisions of Section 3, other than an isolated, insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

                    (ii) the Company shall require the Employee to be based at a location that is more than 50 miles from Parsippany, New Jersey.

        5.     Effect of Termination.

               5.1 Termination for Cause or at Election of Employee. In the event the Employee's employment is terminated for cause pursuant to Section 4.2, at the election of the Employee pursuant to Section 4.4, or at the election of either party pursuant to Section 4.6, the Company shall pay to the Employee all sums otherwise payable to him under Section 3 through the last day of his actual employment by the Company.


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                  5.2      Termination for Death or Disability. If the
Employee's employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, all sums which would otherwise be payable to the Employee under Section 3 up to the end of the month in which the termination of his employment because of death or disability occurs.

                  5.3 Termination for Good Reason or at Election of Company. In the event that Employee's employment is terminated by the Employee for "Good Reason" pursuant to Section 4.5, or at the election of the Company pursuant to Section 4.4, the Company shall continue to pay to the Employee the salary set forth in Section 3.1, and shall continue to make available to the Employee the benefits set forth in Section 3.3, excluding vacation days and bonus sums under said Section 3.3 accrued during this period, until the date three (3) months after the date of termination, but in no event later than such date as the Employee shall have commenced full-time employment with a new employer.

                  5.4 Survival. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

        6.     Non-Compete.

                  6.1 Non-Compete Restrictions During the Employment Period and for a period of one (1) year after the termination or expiration thereof (such one (1) year period being inapplicable in the event of a termination pursuant to Section 4.4 at the election of the Company or by the Employee pursuant to Section 4.5), the Employee will not directly or indirectly as an individual proprietor, partner, officer, consultant, employee, director, joint venturer, or in any other similar capacity engage in the business of developing, producing, marketing or selling (or assist any other person engaging in the business of developing, producing, marketing or selling)


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any Competitive Products. For this purpose, "Competitive Products" shall mean a product with chemical or commercial characteristics of the kind or type developed or being developed, produced, marketed or sold by the Company during the Employment Period. Notwithstanding the foregoing, the Employee shall not be prohibited from engaging in the activities and business conducted by SPI under contracts to which SPI is currently a party until such time as the operations of SPI are wound down and terminated.

                  6.2      Limitations. Notwithstanding the provisions of
Section 6.1, it is recognized that the Employee's primary experience is in the pharmaceutical industry, and that his ability to earn a livelihood is likely to be dependent on future employment in such industry. Accordingly, the Company agrees that the employment of the Employee by a pharmaceutical company in a position in which he assumes responsibility for multiple products, most of which are not Competitive Products, shall not be considered a violation of Section 6.1, so long as (i) the Employee's responsibilities in such position are not directed principally to Competitive Products, (ii) the portfolio of the pharmaceutical company which hires the Employee must contain the Competitive Products prior to the hiring of the Employee, and (iii) the pharmaceutical company which hires the Employee has been in existence for at least five (5) years prior to hiring the Employee. The Company also agrees that a directorship by the Employee on a Permitted Board shall not be considered a violation of
Section 6.1, so long as the Employee notifies the Company in writing of any potential violation of Section 6.1 as a result of such directorship and Dr. Meanwell (or the Board or its designee) agrees in writing that such directorship shall not be considered a violation of Section 6.1.


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                  6.3      Extension. If the Employee violates the provisions of
Section 6.1, the Employee shall continue to be bound by the restrictions set forth in this Section 6 until a period of one year has expired without any violation of such provision.

                  6.4      Cutback Clause. If any restriction set forth in this
Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  6.5 Equitable Remedies. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of Section 6.1 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

         7.       Non-solicitation.

                  7.1 Non-solicitation Restrictions. While the Employee is employed by the Company and for a period of one (1) year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company (other than Thomas Quinn, Fred Ryan, or Melinda Popolla). If the Employee violates the provisions of this Section 7.1, the Employee shall continue to be bound by the restrictions set forth in this Section 7.1 until a period of one (1) year has expired without any violation of such provisions.


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                  7.2      Cutback Clause. If any restriction set forth in
Section 7.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time or range of activities as to which it may be enforceable.

                  7.3      Equitable Remedies. The restrictions contained in
Section 7.1 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of Section 7 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

         8. Inventions and Proprietary Information. On July 10, 2001, the Employee executed the Invention Agreement with the Company. The Employee hereby confirms and ratifies his obligation thereunder.

         9. Other Agreements. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

         10. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United


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States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 10.

         11. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         12. Entire Agreement. This Agreement, together with the Invention Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including without limitation the Former Employment Agreement, which this Agreement amends and restates and which shall be of no further force or effect after the date hereof.

         13. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         14. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Jersey.

         15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any entity with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         16.      Miscellaneous.

                  16.1 No Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.


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                  16.2     Captions. The captions of the sections of this
Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  16.3 Enforceability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


                  16.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


                    [Remainder of page intentionally omitted]





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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                            THE MEDICINES COMPANY


                                            By:    /s/ Clive Meanwell
                                                   ------------------
                                                   Clive A. Meanwell
                                                   Chairman




                                           /s/David Stack
                                           --------------
                                            David Stack




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                                                                       Exhibit A

Bio-Imaging Technologies, Inc.
Medsite, Inc.



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